84977v6 1 Approved and Adopted by the Board of Directors: January 27, 2022 Effective: January 27, 2022 As updated by the Board of Directors: 18 February, 2025 and 2 March 2026 1. Policy Principles 1.1 All employees, directors, members of management and designated consultants (each a “Covered Person,” and collectively, “Covered Persons”) of Super Group (SGHC) Limited and its subsidiaries (together, the “Company”) are responsible for understanding the obligations that come with having access to material nonpublic information (defined below) and wanting to transact in the Company’s securities. 1.2 Covered Persons who are aware of material nonpublic information relating to the Company may not engage in transactions in the Company’s securities except as permitted by this Insider Trading Policy (this “Policy”) and applicable law. 1.3 Covered Persons may not disclose material nonpublic information outside of the Company unless the disclosure is made in accordance with a specific Company policy that authorizes such disclosure. 1.4 Covered Persons may not disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information. 1.5 Covered Persons may not recommend the purchase or sale of any of the Company’s securities. 1.6 Covered Persons who learn of any confidential information that is material to another publicly traded company, including a customer or supplier or an economically-linked company such as a competitor, may not trade in that other company’s securities until the information becomes public or is no longer material to that other company. 1.7 Changes to this Policy require approval by the Company’s Board of Directors or a duly appointed committee of the Board of Directors. Exhibit 11.1

84977v6 2 Policy Q&A 2. Policy Scope and Purpose Q: Why do we have an insider trading policy? A: During the course of your relationship with the Company, you may receive material information that is not yet publicly available (“material nonpublic information”) about the Company or other publicly traded companies with which the Company has business relationships. Material nonpublic information may give you, or someone to whom you pass that information, a leg up over others when deciding whether to buy, sell or otherwise transact in the Company’s securities or the securities of another publicly traded company. This Policy sets forth guidelines with respect to transactions in Company securities and the securities of other publicly traded companies by persons subject to this Policy. Q: Who is subject to this Policy? A: This Policy applies to you and all other Covered Persons. This Policy also applies to members of your immediate family, persons with whom you share a household, persons who are your economic dependents, and, unless otherwise determined by the Company, any other individuals or entities whose transactions in securities you influence, direct, or control (including, e.g., a venture or other investment fund, if you influence, direct, or control transactions by the fund). However, this Policy does not apply to any entity that invests in securities in the ordinary course of its business (e.g., a venture or other investment fund) if (and only if) such entity has established its own insider trading controls and procedures in compliance with applicable securities laws with respect to trading in the Company’s securities. The foregoing persons who are deemed subject to this Policy are referred to in this Policy as “Related Persons.” You are responsible for making sure that your Related Persons comply with this Policy. In addition, if you are an employee, officer or director of the Company, or designated consultant of the Company described on Appendix A (“Specified Persons”), you and your Related Persons are subject to the quarterly trading blackout periods described below. Q: Whose responsibility is it to comply with this Policy? A: Covered Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in the Company’s securities while aware of material nonpublic information. Each individual is responsible for making sure that he or she and his or her Related Persons comply with this Policy. In all cases, the responsibility for determining whether an individual is aware of material nonpublic information rests with that individual, and any action on the part of the Company or any Covered Persons pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws.

84977v6 3 Q: What transactions are subject to this Policy? A: This Policy applies to all transactions in securities issued by the Company including acquisitions or disposals of Company securities (or procuring, agreeing to or entering into or bringing to an end (as applicable) a contract in respect of any such acquisition or disposal), as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company’s securities. Accordingly, for purposes of this policy, the terms “trade,” “trading,” and “transactions” include not only purchases and sales of the Company’s ordinary shares in the public market but also any other purchases, sales, transfers or other acquisitions and dispositions of common or preferred equity, options, warrants and other securities (including debt securities) and other arrangements or transactions that affect economic exposure to changes in the prices of these securities. This Policy also applies to certain transactions in securities of other publicly traded companies with which the Company does business, such as customers and suppliers, or that are economically linked to the Company, such as competitors. 3. Insider Trading and Material Nonpublic Information Q: What is insider trading? A: Generally speaking, insider trading is the buying or selling of shares, bonds, futures or other securities by someone who possesses or is otherwise aware of material nonpublic information about the securities or the issuer of the securities. Insider trading also includes trading in derivatives (such as put or call options) where the price is linked to the underlying price of a company’s shares. It does not matter whether the decision to buy or sell was influenced by the material nonpublic information, how many shares you buy or sell, or whether it has an effect on the share price. Bottom line: If you are aware of material nonpublic information about the Company or another publicly traded company that the Company has business relationships with and you trade in the Company’s or such other company’s securities, you have broken the law. Q: Why is insider trading illegal? A: If company insiders are able to use their confidential knowledge to their financial advantage, other investors would not have confidence in the fairness and integrity of the market. This ensures that there is an even playing field by requiring those who are aware of material nonpublic information to refrain from trading. Q: What is material information? A: It is not always easy to figure out whether you are aware of material nonpublic information. But there is one important factor to determine whether nonpublic information you know about a public company is material: whether the information could be expected to affect the market price of that company’s securities or to be considered important by investors who are considering trading in that company’s securities. If the information makes you

84977v6 4 want to trade, it would probably have the same effect on others. Keep in mind that both positive and negative information can be material. Q: What are examples of material information? A: There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by relevant enforcement authorities with the benefit of hindsight. Depending on the specific details, the following items may be considered material nonpublic information until publicly disclosed within the meaning of this policy. There may be other types of information that would qualify as material information as well; use this list merely as a non-exhaustive guide: (a) financial results or forecasts; (b) acquisitions, dispositions or other strategic transactions; (c) events regarding the Company’s securities (e.g., repurchase plans, share splits, public or private equity or debt offerings, or changes in the Company’s dividend policies or amounts); (d) major contracts or contract cancellations; (e) gain or loss of a significant customer; (f) pricing changes; (g) new product releases; (h) significant product problems or security incidents; (i) top management or control changes; (j) financial restatements or significant write-offs; (k) employee layoffs; (l) a disruption in the Company’s operations or breach or unauthorized access of its property or assets, including its facilities or information technology infrastructure; (m) actual or threatened major litigation, U.S. Securities and Exchange Commission (“SEC”) or other investigations, or a major development in or the resolution of any such litigation or investigation; (n) impending bankruptcy; and (o) communications with government agencies.

84977v6 5 Q: When is information considered public? A: The prohibition on trading when you have material nonpublic information lifts once that information becomes public or publicly disseminated. For information to be considered publicly disseminated, it must be widely disseminated through a press release, a filing with the SEC or other widely disseminated announcement. Information will also be considered to have been made public if (1) it is contained in records which by virtue of any enactment are open to inspection by the public, (2) it can readily be acquired by those likely to deal in any securities of the Company or of an issuer to which the information relates or (3) it is derived from information which has been made public. Information may be treated as made public even though (a) it can be acquired only by persons exercising diligence or expertise, (b) it is communicated to a section of the public and not to the public at large, (c) it can be acquired only by observation, (d) it is communicated only on payment of a fee, or (e) it is published only outside the Bailiwick of Guernsey. Once information is publicly disseminated, it is still necessary to afford the investing public with sufficient time to absorb the information. Generally speaking, information will be considered publicly disseminated for purposes of this policy only after two full trading days have elapsed since the information was publicly disclosed. For example, if we announce material nonpublic information before trading begins on Wednesday, then information would be considered to be publicly disseminated by the time trading begins on Friday; if we announce material nonpublic information after trading ends on Wednesday, then information would be considered to be publicly disseminated after trading ends on Friday. Depending on the particular circumstances, the Company may determine that a longer or shorter waiting period should apply to the release of specific material nonpublic information. Any disclosure of nonpublic information, material or otherwise, must be done in accordance with the Company’s Corporate Disclosure Policy. Q: Who can be guilty of insider trading? A: Anyone who buys or sells a security (or procures or encourages others to do so) while aware of material nonpublic information, or provides material nonpublic information that someone else uses to buy or sell a security, may be guilty of insider trading. This applies to all individuals, including employees, officers, directors, and others who don’t even work at the Company. Regardless of who you are, if you know something material about the value of a security that not everyone knows and you trade (or convince someone else to trade) in that security, you may be found guilty of insider trading. Q: What if I am aware of material nonpublic information when I trade, but the reason I trade is because of something else, like to pay medical bills? A: The prohibition against insider trading is absolute. It applies even if the decision to trade is not based on such material nonpublic information. It also applies to transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) and also to very small transactions. All that matters is whether you are aware of any material nonpublic information relating to the Company at the time of the transaction.

84977v6 6 Q: Do the U.S. securities laws take into account mitigating circumstance, like avoiding a loss or planning a transaction before I had material nonpublic information? A: No. The U.S. federal securities laws do not recognize any mitigating circumstances to insider trading. In addition, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. In some circumstances, you may need to forgo a planned transaction even if you planned it before becoming aware of the material nonpublic information. So, even if you believe you may suffer an economic loss or sacrifice an anticipated profit by waiting to trade, you must wait. Q: What if I don’t buy or sell anything, but I tell someone else material nonpublic information and he or she buys or sells? A: That is called “tipping.” You are the “tipper” and the other person is called the “tippee.” If the tippee buys or sells based on that material nonpublic information, both you and the “tippee” could be found guilty of insider trading. In fact, if you tell family members who tell others and those people then trade on the information, those family members and the “tippee” might be found guilty of insider trading too. To prevent this, you may not discuss material nonpublic information about the Company with anyone outside the Company, including spouses, family members, friends, or business associates (unless the disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company). This includes anonymous discussions on the internet about the Company or companies with which the Company does business. You can be held liable for your own transactions, as well as the transactions by a tippee and even the transactions of a tippee’s tippee. For these and other reasons, no employee, director or consultant of the Company (or any other person subject to this Policy) may either (a) recommend to another person that they buy, hold or sell the Company’s securities at any time or (b) disclose material nonpublic information to persons within the Company whose jobs do not require them to have that material nonpublic information, or outside of the Company to other persons (unless the disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company). Q: What if I don’t tell someone inside information itself; I just tell him or her whether to buy or sell? A: That is still tipping, and you can still be responsible for insider trading. You may never recommend to another person that they buy, hold or sell the Company’s ordinary shares or any derivative security related to the Company’s ordinary shares, since that could be a form of tipping.

84977v6 7 Q: Does this Policy or the insider trading laws apply to me if I work outside the U.S.? A: Yes. The same rules apply to U.S. and foreign employees and consultants. The SEC (the U.S. government agency in charge of investor protection) and the Financial Industry Regulatory Authority (a private regulator that oversees U.S. securities exchanges) routinely investigate trading in a company’s securities conducted by individuals and firms based abroad. In addition, as a director, employee or consultant of the Company, our policies apply to you no matter where you work. Q: Am I restricted from trading securities of any companies other than the Company, for example a customer or competitor of the Company? A: Possibly. U.S. insider trading laws generally restrict everyone aware of material nonpublic information about a company from trading in that company’s securities, regardless of whether the person is directly connected with that company, except in limited circumstances. Therefore, if you have material nonpublic information about another company, including but not limited to a customer or supplier of the Company or an economically-linked company such as a competitor of the Company, you should not trade in that company’s securities. You should be particularly conscious of this restriction if, through your position at the Company, you sometimes obtain sensitive, material information about other companies and their business dealings with the Company. Q: So when can I buy or sell the Company securities? A: If you are aware of material nonpublic information, you may not buy or sell ordinary shares of the Company until two (2) full trading days have elapsed since the information was publicly disclosed. At that point, the information is considered publicly disseminated for purposes of this Policy. For example, if we announce material nonpublic information before trading begins on Wednesday, then you may execute a transaction in securities of the Company on Friday; if we announce material nonpublic information after trading ends on Wednesday, then you may execute a transaction in securities of the Company on Monday. Depending on the particular circumstances, the Company may determine that a longer or shorter waiting period should apply to the release of specific material nonpublic information. As discussed further below, even if you are not aware of any material nonpublic information, you may not trade ordinary shares of the Company during any trading “blackout” period that applies to you. This Policy describes the quarterly trading blackout period, and additional event-driven trading blackout periods (which may apply to you even if the quarterly trading blackout periods do not) may be announced by email. 4. Blackout Periods Q: What is a quarterly trading blackout period? A: To minimize the appearance of insider trading by the Company’s employees, officers, directors, Specified Persons, and their Related Persons, we have established “quarterly restricted trading periods” during which they—regardless of whether they are aware of material nonpublic information or not—may not conduct any trades in the Company’s

84977v6 8 securities. That means that, except as described in this Policy, all employees, officers, directors, Specified Persons, and their Related Persons will be able to trade in the Company’s securities only during limited open trading window periods that generally will begin after two (2) full trading days have elapsed since the public dissemination of the Company’s annual or quarterly financial results and end at the beginning of the next quarterly restricted trading period. Of course, even during an open trading window period, you may not (unless an exception applies) conduct any trades in the Company’s securities if you are otherwise in possession of material nonpublic information. Q: What are the Company’s quarterly restricted trading periods? A: Each “quarterly restricted trading period” will generally begin at the end of the day that is 15 days prior to the end of each fiscal quarter and end after two (2) full trading days have elapsed since the public dissemination of the Company’s financial results for that quarter. Q: Can the Company’s quarterly restricted trading periods change? A. The quarterly restricted trading period may commence early or may be extended if, in the judgment of the Chief Executive Officer, Chief Financial Officer or General Counsel, there exists undisclosed information that would make trades by the Company’s employees, officers, directors, Specified Persons or their Related Persons inappropriate. It is important to note that the fact that the quarterly restricted trading period has commenced early or has been extended should be considered material nonpublic information that should not be communicated to any other person. Q: Does the Company have restricted trading periods other than quarterly restricted trading periods? A: Yes. From time to time, an event may occur that is material to the Company and is known by only a few officers, directors and/or employees. So long as the event remains material and nonpublic, the persons designated by the Chief Executive Officer, Chief Financial Officer or General Counsel may not trade in the Company’s securities. In that situation, the Company will notify the designated individuals that neither they nor their Related Persons may trade in the Company’s securities. The existence of an event-specific trading restriction should also be considered material nonpublic information and should not be communicated to any other person. Even if you have not been designated as a person who should not trade due to an event-specific trading restriction , you should not trade while aware of material nonpublic information. Exceptions will not be granted during an event-specific trading restriction. Q: If I am subject to a restricted trading period and I have an open order to buy or sell the Company securities on the date a restricted trading period commences, can I leave it to my broker to cancel the open order and avoid executing the trade? A: No, unless it is in connection with a 10b5-1 Trading Plan (as defined below). If you have any open orders when a restricted trading period commences other than in connection with a 10b5-1 Trading Plan, it is your responsibility to cancel these orders with your broker.

84977v6 9 If you have an open order and it executes after a restricted trading period commences not in connection with a 10b5-1 Trading Plan, you will have violated this Policy and may also have violated insider trading laws. Q: Am I subject to restricted trading periods if I am no longer an employee, director or consultant of the Company? A: It depends. If your employment with the Company ends during a restricted trading period, you will be subject to the remainder of that restricted trading period. If your employment with the Company ends on a day that the trading window is open, you will not be subject to the next restricted trading period. However, even if you are not subject to the restricted trading t period after you leave the Company, you should not trade in the Company securities if you are aware of material nonpublic information. That restriction stays with you as long as the information you possess is material and not publicly disseminated within the meaning of this Policy. Q: Are there any exceptions to this policy? A: There are no exceptions to this Policy, except as specifically noted below. Q: Can I exercise options granted to me by the Company, or participate in a Company employee share purchase plan, during a restricted trading period or when I possess material nonpublic information? A: Yes. You may purchase shares by exercising your options or participating in a Company employee share purchase plan, but you may not sell the shares (even to pay the exercise price or any taxes due) during a restricted trading period unless you have given an irrevocable instruction to sell shares in our Company employee share plan during an earlier open trading period. You may not sell the shares any time that you are aware of material nonpublic information. To be clear, you may not effect a broker-assisted cashless exercise (because these cashless exercise transactions include a market sale) during a restricted trading period or any time that you are aware of material nonpublic information. Q: What tax withholding transactions are not restricted by this Policy? A: This Policy does not apply to the surrender of shares directly to the Company to satisfy tax withholding obligations as a result of the issuance of shares upon exercise of options or vesting of restricted stock units. Of course, any market sale of the shares received upon exercise of any such equity awards remains subject to all provisions of this Policy whether or not for the purpose of generating the cash needed to pay the exercise price or pay taxes. Q: Are mutual funds holding the Company’s ordinary shares subject to the restricted trading periods? A: No. You may trade in mutual funds holding the Company shares at any time.

84977v6 10 Q: What are the rules that apply to 10b5-1 Automatic Trading Programs? A: Under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), any person may establish a trading plan under which a broker is instructed to buy and sell Company securities based on pre-determined criteria (a “Trading Plan”). So long as a Trading Plan is properly established, purchases and sales of Company securities pursuant to that Trading Plan are not subject to this Policy. To be properly established, a person’s Trading Plan must be established in compliance with the requirements of Rule 10b5-1 of the Exchange Act and any applicable 10b5-1 trading plan guidelines of the Company in good faith, at a time when the person was unaware of any material nonpublic information relating to the Company and when the person was not otherwise subject to a restricted trading period. Moreover, all Trading Plans to be adopted by employees, officers, directors, Specified Persons and their Related Persons must be reviewed and approved by the Company before being established to confirm that the Trading Plan complies with all pertinent company policies and applicable securities laws. See “Pre- Clearance of Transactions in the Company Shares” below. Q: Can I gift shares while I possess material nonpublic information or during a restricted trading period? A: Because of the potential for the appearance of impropriety, as a general matter gifts should only be made when you are not in possession of material nonpublic information and not subject to a restricted trading period. For example, charities that receive gifted shares typically immediately sell the shares into the public market, potentially subjecting you to “tipper” liability if you were in possession of material nonpublic information at the time of the gift. You may only make bona fide gifts of Company shares when you are aware of material nonpublic information or during a trading blackout period applicable to you if the gift has been pre-cleared by the General Counsel, if appointed, or the Chief Financial Officer. Pre-clearance must be obtained at least two (2) business days in advance of the proposed gift, and pre-cleared gifts not completed within five (5) business days will require new pre-clearance. The Company may choose to shorten this period. 5. Margin Accounts, Pledging Shares, Hedging and Other Speculation in Company Shares Q: Can I purchase Company securities on margin or hold them in a margin account? A: No. “Purchasing on margin” is the use of borrowed money from a brokerage firm to purchase Company securities. Holding the Company’s securities in a margin account includes holding the securities in an account in which the shares can be sold to pay a loan to the brokerage firm. You may not purchase Company ordinary shares on margin or hold them in a margin account at any time. Q: Can I pledge my Company shares as collateral for a loan? A: No. Pledging your shares as collateral for a loan could cause the pledgee to transfer your shares during a restricted trading period or when you are otherwise aware of material

84977v6 11 nonpublic information. In addition, shares in a Guernsey company can only be secured in accordance with Guernsey security law. As a result, you may not pledge your shares as collateral for a loan. Q: What is problematic about margin accounts and pledged securities? A: Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in the Company’s securities, Covered Persons and their Related Persons are prohibited from holding Company securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan. Q: Can I hedge my ownership position in the Company? A: No. Hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds are prohibited by this Policy. Q: Why are hedging transactions prohibited? A: Such transactions may permit a person subject to this Policy to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company’s other shareholders. Therefore, all persons subject to this Policy are prohibited from engaging in any such transactions. Q: Am I allowed to trade derivative securities related to the Company’s ordinary shares? A: No. You may not trade in derivative securities related to the Company’s ordinary shares, which include publicly traded call and put options. In addition, you may not engage in short selling of Company ordinary shares at any time. Q: What are derivative securities? A: “Derivative securities” are securities other than ordinary shares that are speculative in nature because they permit a person to leverage their investment using a relatively small amount of money. Examples of derivative securities include “put options” and “call options.” These are different from employee options and other equity awards granted under the Company’s equity compensation plans, which are not derivative securities for purposes of this Policy.

84977v6 12 Q: What is short selling? A: “Short selling” is profiting when you expect the price of the shares to decline, and includes transactions in which you borrow shares from a broker, sell them, and eventually buy them back on the market to return the borrowed shares to the broker. Profit is realized if the share price decreases during the period of borrowing. Q: Why does the Company prohibit trading in derivative securities and short selling? A: Many companies with volatile share prices have adopted similar policies because of the temptation it represents to try to benefit from a relatively low-cost method of trading on short-term swings in share prices, without actually holding the underlying ordinary shares, and encourages speculative trading. The Company is dedicated to building shareholder value; short selling the Company’s ordinary shares conflicts with its values and would not be well-received by its shareholders. Q: What if I purchased publicly traded options or other derivative securities before I became subject to this Policy? A: The same rules apply as for employee share options. You may exercise the publicly traded options at any time, but you may not sell the securities during a restricted trading period (save as expressly permitted by this Policy) or at any time that you are aware of material nonpublic information. Q: What are the concerns about standing and limit orders? A: Standing and limit orders (except standing and limit orders under approved Trading Plans, as discussed above) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a Covered Person is in possession of material nonpublic information. The Company therefore discourages placing standing or limit orders on the Company’s securities. If a person subject to this Policy determines that they must use a standing order or limit order (other than under an approved Trading Plan as discussed above), the order should be limited to short duration and the person using such standing order or limit order is required to cancel such instructions immediately in the event restrictions are imposed on their ability to trade pursuant to the “Quarterly Trading Restrictions” and “Event- Specific Trading Restrictions” provisions above. 6. Pre-Clearance of Transactions in Company Shares Q: Who is required to pre-clear and provide advance notice of transactions? A: In addition to the requirements above, employees, officers, directors and other applicable members of management who have been notified in writing that they are subject to pre- clearance requirements face a further restriction: Even during an open trading window, they may not engage in any transaction in, or enter into, modify or terminate any contract,

84977v6 13 instruction or written plan or arrangement in, the Company’s securities without first obtaining pre-clearance from the General Counsel or the Chief Financial Officer at least two (2) business days in advance. He or she will then determine whether the Covered Person may proceed. Pre-cleared transactions (other than gifts) not completed within five (5) business days will require new pre-clearance. The Company may choose to shorten this period. Q: Are individuals subject to pre-clearance required to provide advanced notice of share option exercises? A: Yes. Persons subject to pre-clearance must also give advance notice of their plans to exercise an outstanding share option to the General Counsel or the Chief Financial Officer. Once any transaction takes place, the employee, officer, director or applicable member of management must immediately notify the General Counsel or the Chief Financial Officer. 7. Control Shares and Short-Swing Profit Q: Even if a restricted trading period is not in effect, and there other restrictions on transactions in the Company’s securities? A: Officers and directors may also be subject to restrictions on sales of shares by control persons (as defined in Rule 144 under the U.S. Securities Act of 1933, as amended). In addition, should the Company cease to be a foreign private issuer, officers and directors will be subject to the reporting obligations under Section 16 of the Exchange Act with respect t to profit disgorgement on short-swing transactions (within the meaning of Section 16(b) of the Exchange Act). In these circumstances, officers and directors should take care not to violate these rules and to file any notices of sale required by Rule 144 and to report transactions as required by Section 16. 8. Sanctions and Other Information Q: What happens if I violate this Policy? A: Violating the Company’s policies may result in disciplinary action, which may include termination of your employment or other relationship with the Company. Q: What are the sanctions if I trade on material nonpublic information or tip off someone else? A: In addition to disciplinary action by the Company—which may include termination of employment—you may be liable for civil sanctions or criminal penalties for trading on material nonpublic information. The sanctions may include return of any profit made or loss avoided as well as penalties of up to three times any profit made or any loss avoided. Persons found liable for tipping material nonpublic information, even if they did not trade themselves, may be liable for the amount of any profit gained or loss avoided by everyone

84977v6 14 in the chain of tippees as well as a penalty of up to three times that amount. In addition, anyone convicted of criminal insider trading could face prison and additional fines. Q: What is “loss avoided”? A: If you sell ordinary shares or a related derivative security before negative news is publicly announced, and as a result of the announcement the share price declines, you have avoided the loss caused by the negative news. Q: Who should I contact if I have questions about this Policy or specific trades? A: You should email the Company’s General Counsel or the Chief Financial Officer at governance@supergroup.com Q: Do changes to this Policy require approval by the Company’s Board of Directors? A: Yes. Changes to this Policy require approval by the Company’s Board of Directors or a duly appointed committee of the Board of Directors.

84977v6 APPENDIX A SPECIFIED PERSONS (Designated Consultants Subject to Quarterly Restricted Trading Periods) Akin Gump LLP Deloitte Limited Ernst & Young